Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230687, 333-232765, 333-234125 and 333-252808 on Form F-3 and Registration Statement No. 333-176922 on Form S-8 of our reports dated March 15, 2022, relating to the consolidated financial statements of Star Bulk Carriers Corp. and the effectiveness of Star Bulk Carriers Corp.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 15, 2022